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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-85540) and the related Prospectus of The Williams Companies, Inc. for the registration of $2.7 billion of Debt Securities, Preferred Stock, Common Stock, Preferred Stock Purchase Rights, Purchase Contracts, Warrants and Units, and to the incorporation by reference therein of our report dated March 6, 2002, except for the matters described in the fifth and sixth paragraphs of Note 1 and the first paragraph of
Note 3, as to which the date is April 11, 2002, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2002.



                                                               ERNST & YOUNG LLP



Tulsa, Oklahoma
June 12, 2002